Exhibit 99.1

Sun Microsystems to Acquire StorageTek for $4.1 Billion, Creating a Global Leader in Network Computing and Data Management

Transaction Joins Technology Leaders with Nearly 60 Years of Combined Experience in Mission-Critical Environments

Sun Technology and Customer Base Grows Beyond Solaris and Java to Include Broad Range of Information Lifecycle Management Solutions

SANTA CLARA, CALIF. and LOUISVILLE, COLO. - June 2, 2005 - Sun Microsystems, Inc. (NASDAQ: SUNW) and Storage Technology Corporation (NYSE: STK) today announced that they have entered into a definitive agreement under which Sun will acquire StorageTek. The combination will create a new global leader in comprehensive network computing and data management which collectively had total annual revenues of more than $13 billion in the past four quarters. Together, Sun and StorageTek can offer customers the most complete range of products, services and solutions available for securely managing mission-critical data assets. By bringing a systems approach to Information Lifecycle Management (ILM), Sun will be well-positioned to help customers better manage their growing privacy, security, compliance and policy requirements.

Under the terms of the agreement approved by both boards of directors, StorageTek stockholders will receive $37 per share in cash for each StorageTek share for an aggregate value of approximately $4.1 billion, including the assumption of employee stock options. Sun expects the transaction to be accretive to non-GAAP earnings in the first 12 months following the closing.

“Sun’s technical and financial strength puts us in a great position to act as a consolidator in the IT industry. This acquisition is part of an ongoing strategy to respond to customers seeking to rationalize their datacenter purchases — to free up time and dollars to focus on compliance, architectural integration, security and, of course, the bottom line,” said Scott McNealy, chairman and chief executive officer, Sun Microsystems, Inc. “With this announcement, Sun solidifies its leadership position, with the highest volume computing platforms, the most comprehensive data and identity management solutions, and when combined with StorageTek, an unmatched ability to earn the confidence of customers as they develop, deploy and manage information assets throughout their entire lifecycle.”

“Together, the two companies enjoy financial strength, a complete systems offering, an impressive list of blue chip customers and global reach. We look forward to welcoming the StorageTek workforce into the Sun organization and are confident that the combined enterprise, with its broader range of products, services and capabilities will significantly expand our customer base and opportunities for growth,” added McNealy.

“StorageTek’s decision to combine with Sun reflects our determination to act in the best interests of our customers, shareholders, employees and other constituents,” said Patrick J. Martin, chairman, president and chief executive officer, StorageTek. “By joining forces with Sun to form a combined enterprise with greatly enhanced technological, operational and financial resources, we are positioning that enterprise for accelerated growth and solid performance for years to come. I strongly believe that for StorageTek and all our constituents, this is the right transaction, with the right partner, for the right reasons, at the right time,” Martin concluded.

The products, services and solutions currently offered by Sun and StorageTek complement each other, and form one of the most comprehensive storage and data management portfolios in the industry. Sun today offers a line of innovative storage and networking products, including the Sun StorEdge 6920 storage system, a platform for virtualization and data services on almost any vendor’s storage system. Coupled with StorageTek’s new line of data protection and intelligent archive products, including its Storage Resource

Management software and virtual tape solutions, Sun customers will have the ability to implement comprehensive ILM storage infrastructures with intelligence to maximize storage utilization and ensure compliance in enterprise, midrange and workgroup environments.

Following completion of the proposed transaction, which is expected to occur in late Summer/early Fall 2005, StorageTek will become fully integrated within Sun’s organization. In the interim, a joint team with representatives of both companies will develop integration plans that build upon the technological, product and cultural synergies and the best business and product development practices of both companies.

Completion of the transaction is subject to regulatory approval, StorageTek shareholder approval and other customary closing conditions.

The management teams of both companies will host a financial analyst and investor conference call today at 5:15 a.m. PT (8:15 a.m. ET). The call can be accessed at 888-692-0418 (U.S.) or 706-643-7750 (outside U.S.). The conference call will also be webcast at http://www.sun.com/investors and http://www.storagetek.com. For those unable to listen to the live conference call, a telephone replay will be available at 800-642-1687 (U.S.) or 706-645-9291 (outside U.S.) with conference call ID #6797028. The telephone replay will be available beginning June 2, 2005 at 7:15 a.m. PT through June 9, 2005 at 8:59 p.m. PT.

Safe Harbor

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the expected financial performance of Sun Microsystems, Inc. following the consummation of the acquisition, Sun’s ability to achieve the expected synergies as a result of the acquisition, the strengthening of Sun’s position in the storage market as a result of the acquisition, and the expected timing for closing the acquisition in late Summer/early Fall 2005. Such statements are just predictions and involve risks and uncertainties such that actual results and performance may differ materially. Factors that might cause such a difference include the failure to (1) receive regulatory approval and approval from StorageTek shareholders for the acquisition, (2) successfully integrate StorageTek and its employees into Sun and achieve expected synergies, (3) accurately forecast the acquisition related restructuring costs and allocation of the purchase price to in process research and development, goodwill and other intangibles acquisition related inventory and other asset adjustments, as well as the impact of equity based compensation expense associated with FAS 123R, (4) compete successfully in this highly competitive and rapidly changing marketplace, and (5) retain key employees. These and other risks are detailed from time to time in Sun’s periodic reports that are filed with the Securities and Exchange Commission, including Sun’s annual report on Form 10-K for the fiscal year ended June 30, 2004 and its quarterly reports on Form 10-Q for the fiscal quarters ended September 26, 2004, December 26, 2004 and March 27, 2005.

Additional Information and Where to Find It

StorageTek has agreed to file a proxy statement in connection with the proposed Merger. The proxy statement will be mailed to the stockholders of StorageTek. StorageTek’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and StorageTek. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by StorageTek by going to StorageTek’s Investor Relations page on its corporate website at www.storagetek.com.

In addition, StorageTek and its officers and directors may be deemed to be participants in the solicitation of proxies from StorageTek’s stockholders with respect to the acquisition. A description of any interests that StorageTek’s officers and directors have in the acquisition will be available in the proxy statement. In addition, Sun may be deemed to have participated in the solicitation of proxies from StorageTek’s stockholders in favor of the approval of the acquisition. Information concerning Sun’s directors and executive officers is set forth in Sun’s proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on September 22, 2004, and annual report on Form 10-K filed with the SEC on September 13, 2004. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Sun’s Investor Relations page on its corporate website at www.sun.com.

About StorageTek

StorageTek is a $2.2 billion global company that enables businesses, through its information lifecycle management strategy, to align the cost of storage with the value of information. The company’s innovative storage solutions manage the complexity and growth of information, lower costs, improve efficiency and protect investments. For more information, see www.storagetek.com, or call 1.800.786.7835.

Sun, Sun Microsystems, the Sun logo, Solaris, Java, StorEdge and The Network Is The Computer are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States and other countries.

StorageTek and StorageTek logo are registered trademarks of Storage Technology Corporation. Other names mentioned may be trademarks of Storage Technology Corporation or other vendors/manufacturers.

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FOR MORE INFORMATION

Sun Media Contact:

Stephanie Von Allmen

650-786-8589

stephanie.vonallmen@sun.com

Sun Industry Analyst Contact:

Joanne Masters

650-786-0847

joanne.masters@sun.com

Sun Investor Contact:

Paul Ziots

650-786-0411

paul.ziots@sun.com

StorageTek Media/Industry Analyst

Contact:

Jeremy Story

303-661-6196

jeremy_story@storagetek.com

StorageTek Investor Contact:

Dana Johnson

303-661-2676

dana_story@storagetek.com